                                                                      EXHIBIT 11

                          WEINGARTEN REALTY INVESTORS
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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

                                                            Three Months Ended   Six Months Ended
                                                                 June 30,            June 30,
                                                            ------------------  ------------------
                                                              1995      1994      1995      1994
                                                            --------  --------  --------  --------
SIMPLE EARNINGS PER SHARE:

 Weighted Average Common Shares Outstanding...............    26,423   26,043    26,396    26,020
                                                             =======  =======   =======   =======
   Simple Earnings Per share..............................   $   .41  $   .39   $   .84   $   .80
                                                             =======  =======   =======   =======

PRIMARY EARNINGS PER SHARE (NOTE A):

 Weighted Average Common Shares Outstanding...............    26,423   26,043    26,396    26,020
 Shares Issuable from Assumed Conversion of
  Common Share Options Granted and Outstanding............        33      126        53       127
                                                             -------  -------   -------   -------
 Weighted Average Common Shares Outstanding, as Adjusted..    26,456   26,169    26,449    26,147
                                                             =======  =======   =======   =======
   Primary Earnings Per Share.............................   $   .41  $   .39   $   .84   $   .80
                                                             =======  =======   =======   =======

FULLY DILUTED EARNINGS PER SHARE (NOTE A):

 Weighted Average Common Shares Outstanding...............    26,423   26,043    26,396    26,020
 Shares Issuable from Assumed Conversion of
  Common Share Options Granted and Outstanding............        33      126        53       127
                                                             -------  -------   -------   -------
 Weighted Average Common Shares Outstanding, as Adjusted..    26,456   26,169    26,449    26,147
                                                             =======  =======   =======   =======
   Fully Diluted Earnings Per Share.......................   $   .41  $   .39   $   .84   $   .80
                                                             =======  =======   =======   =======

EARNINGS FOR SIMPLE, PRIMARY AND FULLY DILUTED
 COMPUTATION:

 Earnings.................................................   $10,931  $10,216   $22,295   $20,807
                                                             =======  =======   =======   =======
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 Note A:  This calculation is submitted in accordance with Regulation S-K item
          601(b)(11) although not required by footnote 2 to paragraph 14 of APB
          Opinion No. 15 because it results in dilution of less than 3%.